FOR IMMEDIATE RELEASE

Lear Contacts:
Ed Lowenfeld
(248) 447-4380

Tim Brumbaugh
(248) 447-1329

Lear Reports First Quarter 2022 Results

SOUTHFIELD, Mich., May 3, 2022 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the first quarter 2022.

First Quarter 2022 Highlights

•Sales outperformed global industry production by 4 percentage points reflecting growth over market in both Seating and E-Systems
•Sales decreased 3% to $5.2 billion, compared to $5.4 billion in the first quarter of 2021
•Net income of $49 million and adjusted net income of $108 million, compared to $204 million and $226 million, respectively, in the first quarter of 2021
•Core operating earnings of $184 million, compared to $336 million in the first quarter of 2021
•Earnings per share of $0.82 and adjusted earnings per share of $1.80, compared to $3.36 and $3.73, respectively, in the first quarter of 2021
•Net cash provided by operating activities of $221 million and free cash flow of $90 million, compared to $248 million and $135 million, respectively, in the first quarter of 2021
•Completed Kongsberg Interior Comfort acquisition which will expand product offerings in the growing thermal comfort solutions market
•Total business wins of more than $1.2 billion in both business segments including another significant conquest award in Seating and a major new electrification award in connection systems
•Recognized as a GM Supplier of the Year for the 5th consecutive year and for the 21st time overall
•Named one of FORTUNE’s “World’s Most Admired Companies” for the 6th consecutive year
•Cash and cash equivalents at quarter end of $1.2 billion and total available liquidity of $3.2 billion

“Despite industry challenges and lower global industry volumes in the first quarter, Lear delivered better financial performance sequentially in both Seating and E-Systems,” said
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Ray Scott, Lear’s President and Chief Executive Officer. “During the quarter, we completed the Kongsberg acquisition, which will further separate Lear from its competition as the only seating supplier with in-house thermal comfort solutions. Our leadership position in operational excellence, quality and innovation continues to drive business wins in Seating, Electrical Distribution and Electronics. In a challenging environment, we are proactively adjusting our cost structure to align with production volumes while continuing to invest in our core businesses to deliver profitable growth, strong cash flow and significant shareholder returns as the industry recovers.”

First Quarter Financial Results
(in millions, except per share amounts)

	2022	2021
Reported
Sales	$5,208.4	$5,354.4
Net income	$49.4	$203.7
Earnings per share	$0.82	$3.36

Adjusted(1)
Core operating earnings	$183.7	$336.2
Adjusted net income	$108.1	$225.9
Adjusted earnings per share	$1.80	$3.73

In the first quarter, global vehicle production decreased by 4% compared to a year ago, with Europe down 18%, North America down 2% and China up 8%. Global production decreased on a Lear sales-weighted basis(2) by approximately 7%.

Sales in the first quarter decreased 3% to $5.2 billion compared to a year ago. Excluding the impact of foreign exchange, commodities and acquisitions, sales were down 3%, reflecting decreased production on key Lear platforms, partially offset by the addition of new business in both business segments. Sales growth over market in the first quarter was four percentage points, driven primarily by the impact of new business in both segments.

Core operating earnings were $184 million, or 3.5% of sales, compared to $336 million, or 6.3% of sales, in 2021. The decrease in earnings resulted primarily from lower sales due to reduced production on key Lear platforms and higher commodity costs, which were partially offset by the addition of new business. Excluding the impact of higher commodity costs, the Company generated positive operating performance in both Seating and E-Systems. In the Seating segment, margins and adjusted margins were 5.1% and 5.6% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 1.2% and 3.2% of sales, respectively.

Earnings per share were $0.82. Adjusted earnings per share were $1.80, down from $3.73 in 2021, primarily reflecting lower operating earnings.

In the first quarter of 2022, net cash provided by operating activities was $221 million, and free cash flow(1) was $90 million.

(1) For more information regarding our non-GAAP financial measures, see "Non-GAAP Financial Information" below.

(2) The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and first quarter fiscal calendar. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

2022 Financial Outlook

Below is our updated 2022 financial outlook, which reflects industry disruptions related to the Ukraine war and COVID-19 in China, persistent semiconductor and component shortages, and rising commodity costs. At the midpoint of our guidance range, we have assumed that 2022 global industry production will be 3% higher than 2021, as compared to our prior guidance which reflected a 6% increase in 2022 global industry production over 2021.

Our 2022 financial outlook is summarized below:

Full Year 2022 Financial Outlook
Net Sales	$20,400 - $21,200 million
Core Operating Earnings	$765 - $965 million
Adjusted EBITDA	$1,365 - $1,565 million
Restructuring Costs	≈$150 million
Operating Cash Flow	$875 - $1,125 million
Capital Spending	$650 - $700 million
Free Cash Flow	$225 - $425 million

The industry volume assumptions underlying Lear’s 2022 financial outlook are derived from several sources, including internal estimates, customer production schedules, and the most recent S&P Global Mobility production estimates for Lear’s vehicle platforms.

The financial outlook is based on a full year average exchange rate of $1.09/Euro and 6.45 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

First Quarter 2022 Conference Call and Webcast Information

A conference call and webcast will be held to discuss Lear’s first quarter 2022 financial results and related matters on May 3, 2022, at 8:30 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-877-883-0383 (domestic) or

1-412-902-6506 (international) with Conference I.D. 6997631. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share) and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the disposal of fixed assets, and the non-service cost components of net periodic benefit cost. Adjusted net income and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of the ongoing COVID-19 pandemic and the Ukraine war on the Company’s business and the global economy, supply chain disruptions, commodity prices, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company's sales backlog. The Company's sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation

Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Lear’s diverse team of talented employees in 38 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks 179 on the Fortune 500. Further information about Lear is available at lear.com or on Twitter @LearCorporation.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	April 2, 2022	April 3, 2021
Net sales	$5,208.4	$5,354.4

Cost of sales	4,886.9	4,861.6
Selling, general and administrative expenses	177.3	168.9
Amortization of intangible assets	15.7	16.5
Interest expense	24.9	22.3
Other expense, net	27.3	6.3

Consolidated income before income taxes and equity in net income of affiliates	76.3	278.8
Income taxes	20.4	58.9
Equity in net income of affiliates	(10.7)	(5.9)

Consolidated net income	66.6	225.8
Net income attributable to noncontrolling interests	17.2	22.1

Net income attributable to Lear	$49.4	$203.7

Diluted net income per share attributable to Lear	$0.82	$3.36

Weighted average number of diluted shares outstanding	60.2	60.6

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	April 2, 2022	December 31, 2021
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,162.0	$1,318.3
Accounts receivable	3,236.1	3,041.5
Inventories	1,642.1	1,571.9
Other	888.3	833.5
	6,928.5	6,765.2
Long-Term:
PP&E, net	2,826.7	2,720.1
Goodwill	1,675.3	1,657.9
Other	2,296.8	2,209.2
	6,798.8	6,587.2

Total Assets	$13,727.3	$13,352.4

LIABILITIES AND EQUITY
Current:
Accounts payable and drafts	$3,209.8	$2,952.4
Accrued liabilities	1,876.5	1,806.7
Current portion of long-term debt	0.8	0.8
	5,087.1	4,759.9
Long-Term:
Long-term debt	2,595.8	2,595.2
Other	1,218.5	1,188.9
	3,814.3	3,784.1

Equity	4,825.9	4,808.4

Total Liabilities and Equity	$13,727.3	$13,352.4

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	April 2, 2022	April 3, 2021
Net Sales
North America	$2,197.8	$2,011.2
Europe and Africa	1,791.2	2,077.0
Asia	1,030.1	1,085.5
South America	189.3	180.7
Total	$5,208.4	$5,354.4

Content per Vehicle [1]
North America	$610	$549
Europe and Africa	$441	$420

Free Cash Flow [2]
Net cash provided by operating activities	$220.7	$247.5
Capital expenditures	(130.3)	(112.9)
Free cash flow	$90.4	$134.6

Core Operating Earnings [2]
Net income attributable to Lear	$49.4	$203.7
Interest expense	24.9	22.3
Other expense, net	27.3	6.3
Income taxes	20.4	58.9
Equity in net income of affiliates	(10.7)	(5.9)
Net income attributable to noncontrolling interests	17.2	22.1
Restructuring costs and other special items -
Costs related to restructuring actions	32.3	24.4
Acquisition costs	10.0	—
Typhoon in the Philippines	10.8	—
Other	2.1	4.4
Core operating earnings	$183.7	$336.2

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	April 2, 2022	April 3, 2021
Adjusted Net Income and Adjusted Earnings Per Share [2]
Net income attributable to Lear	$49.4	$203.7
Restructuring costs and other special items -
Costs related to restructuring actions	32.3	24.4
Acquisition costs	10.0	—
Typhoon in the Philippines	10.8	—
Foreign exchange losses due to foreign exchange rate volatility in Russia	11.4	—
Other	6.2	3.3
Tax impact of special items and other net tax adjustments [3]	(12.0)	(5.5)
Adjusted net income	$108.1	$225.9

Weighted average number of diluted shares outstanding	60.2	60.6

Diluted net income per share attributable to Lear	$0.82	$3.36

Adjusted earnings per share	$1.80	$3.73

Depreciation and Amortization	$143.4	$140.8

Diluted Shares Outstanding at End of Quarter [4]	60,153,764	60,593,630

[1] Content per Vehicle for 2021 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

[4] Calculated using stock price at end of quarter.

Lear Corporation and Subsidiaries
Segment Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	April 2, 2022	April 3, 2021
Adjusted Segment Earnings

Seating
Net sales	$3,912.5	$3,996.0

Segment earnings	$200.1	$292.0
Restructuring costs and other special items -
Costs related to restructuring actions	17.3	14.7
Acquisition costs	0.1	—
Typhoon in the Philippines	0.1	—
Other	0.1	0.4
Adjusted segment earnings	$217.7	$307.1

Adjusted segment margins	5.6%	7.7%

E-Systems
Net sales	$1,295.9	$1,358.4

Segment earnings	$15.9	$89.3
Restructuring and other special items -
Costs related to restructuring actions	15.0	5.5
Typhoon in the Philippines	10.5	—
Other	0.5	0.5
Adjusted segment earnings	$41.9	$95.3

Adjusted segment margins	3.2%	7.0%